COLUMBIA MANAGEMENT.

                                                                    June 1, 2006

State Street Bank and Trust Company
2 Avenue de Lafayette, 4th Floor
Boston, MA 02111
Attention: Janine Donovan, Vice President

     Re: Banc of America Funds Trust (the "FUND")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, with the following series:

     Banc of America Retirement 2005 Portfolio
     Banc of America Retirement 2010 Portfolio
     Banc of America Retirement 2015 Portfolio
     Banc of America Retirement 2020 Portfolio
     Banc of America Retirement 2025 Portfolio
     Banc of America Retirement 2030 Portfolio
     Banc of America Retirement 2035 Portfolio
     Banc of America Retirement 2040 Portfolio

In accordance with Section 18, the Additional Funds provision, of the Master Custodian Agreement dated as of June 13, 2005, as amended, by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the Fund under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 25 of the aforementioned contract.

                                                         Mail Code MA5-515-05-03
                                     One Financial Center, Boston, MA 02111-2681

        Columbia Management is the primary asset management group and a non-bank subsidiary of Bank of America Corporation.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                        Sincerely,

                                        BANC OF AMERICA FUNDS TRUST
                                        on behalf of each series named on
                                        Exhibit A attached hereto


                                        By: /s/ Michael G. Clarke
                                            ------------------------------------
                                        Name: Michael G. Clarke
                                        Title: Chief Accounting Officer,
                                               Duly Authorized


AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY


By: /s/ Joseph L. Hooley
    ---------------------------------
Name: Joseph L. Hooley
Title: Executive Vice President,
       Duly Authorized
Effective Date: June 1, 2006

                                    EXHIBIT A

BANC OF AMERICA FUNDS TRUST

Banc of America Retirement 2005 Portfolio
Banc of America Retirement 2010 Portfolio
Banc of America Retirement 2015 Portfolio
Banc of America Retirement 2020 Portfolio
Banc of America Retirement 2025 Portfolio
Banc of America Retirement 2030 Portfolio
Banc of America Retirement 2035 Portfolio
Banc of America Retirement 2040 Portfolio